UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2024

CANOO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38824 (Commission File Number)	82-1476189 (I.R.S. Employer Identification Number)

19951 Mariner Avenue Torrance, California	90503
(Address of principal executive offices)	(Zip Code)

(424) 271-2144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOEV	The Nasdaq Capital Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	GOEVW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Seventh Supplemental Agreement

On July 20, 2022, Canoo Inc. (the “Company”) entered into a Pre-Paid Advance Agreement (as amended and supplemented from time to time, the “PPA”) with YA II PN, Ltd. (“Yorkville”). In accordance with the terms of the PPA, the Company may request advances of up to $50,000,000 in cash from Yorkville (or such greater amount that the parties may mutually agree).

On January 31, 2024 (the “Effective Date”), the Company entered into a seventh Supplemental Agreement (the “Seventh Supplemental Agreement”) with Yorkville to the PPA. Pursuant to the Seventh Supplemental Agreement, Yorkville agreed to advance $20,000,000 to the Company (the “Seventh Supplemental Advance”) and waive certain terms and conditions set forth in the PPA with respect to such Supplemental Advance. After giving effect to the commitment fee and the purchase price discount provided for in the PPA, net proceeds of the Seventh Supplemental Advance to the Company will be $18,800,000.

The Seventh Supplemental Agreement provides that solely with respect to the Seventh Supplemental Advance, the Purchase Price (as such term is used in the PPA) will be equal to the lower of (a) $0.1805 per share, or (b) 95% of the lowest daily VWAP during five Trading Days immediately preceding each Purchase Notice Date (as such term is used in the PPA), but not lower than the Floor Price (as defined in the PPA). Further, the Company agreed to pay Yorkville a commitment fee of $1,000,000 in connection with the Seventh Supplemental Agreement, which shall be deducted from the proceeds of the Seventh Supplemental Advance.

The foregoing description of the Seventh Supplemental Agreement does not purport to be complete and is qualified in its entirety by reference to the Seventh Supplemental Agreement, which is filed hereto as Exhibit 10.1 and which is incorporated herein by reference.

Warrant Cancellation and Exchange Agreement

On the Effective Date, the Company and Yorkville entered into a Warrant Cancellation and Exchange Agreement (the “WC&E Agreement”). Pursuant to the WC&E Agreement, on the Effective Date, Yorkville surrendered to the Company and the Company cancelled all outstanding warrants issued pursuant to agreements with Yorkville, dated June 30, 2023, August 2, 2023, and September 26, 2023, respectively (collectively, the “Outstanding Warrants”), which Outstanding Warrants represented the right to purchase an aggregate of 127,270,416 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and in exchange, the Company issued to Yorkville (i) a warrant to purchase 110,803,324 shares of Common Stock at an exercise price of $0.1805, exercisable beginning on July 31, 2024 and with an expiration date of February 1, 2029 (the “First Warrant”) and (ii) a warrant to purchase 127,270,416 shares of Common Stock at an exercise price of $0.1805, exercisable beginning on July 31, 2024 and with an expiration date of February 1, 2029 (the “Second Warrant” and together with the First Warrant, collectively, the “New Warrants”). The New Warrants include customary adjustment provisions for stock splits, combinations and similar events.

The foregoing descriptions of the WC&E Agreement and the New Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed hereto as Exhibits 10.2 and 4.1, respectively, and which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference. The issuance of the New Warrants is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Yorkville represented to the Company that they are each an “accredited investor” as defined in Rule 501 of the Securities Act and that the New Warrants are being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
4.1	Form of Warrant (attached as Exhibit A to Exhibit 10.2).
10.1	Supplemental Agreement, dated January 31, 2024, by and between Canoo Inc. and YA II PN, Ltd.
10.2	Warrant Cancellation and Exchange Agreement, dated January 31, 2024, by and between Canoo Inc. and YA II PN, Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This report contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the amount of shares of common stock the Company may issue to Yorkville pursuant to the Seventh Supplemental Advance, the amount of proceeds to be received by the Company from the sale of shares of common stock and the uses thereof and related matters. These statements are subject to risks and uncertainties, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2024	CANOO INC.

	By:	/s/ Hector Ruiz
	Name:	Hector Ruiz
	Title:	General Counsel and Corporate Secretary